                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


         CHICAGO RIVET & MACHINE CO. ANNOUNCES FIRST QUARTER RESULTS OF OPERATIONS. Naperville, IL, May 9, 2005. Chicago Rivet & Machine Co. (Amex, symbol: CVR) today announced results for the first quarter of 2005 as summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31

                                                       2005            2004
                                                       ----            ----
Net sales and lease revenue..........            $ 10,082,862      $ 10,168,964
Income (loss) before taxes...........               (115,765)           442,988
Net income (loss)....................                (76,765)           290,988
Net income (loss) per share..........                   (.08)               .30
Average shares outstanding...........                 966,132           966,132

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                     (All figures subject to year-end audit)


Contacts:
       Kimberly A. Kirhofer or John C. Osterman
       Chicago Rivet & Machine Co.
       (630) 357-8500